Exhibit 99.1

News: For Immediate Release	March 22, 2005

Contact:	John Pyzik
765-778-6607

Remy International completes acquisition of Unit Parts Company

Anderson, Indiana (USA)… Remy International, Inc., today announced that it has completed its acquisition of the assets of Unit Parts Company (UPC), based in Oklahoma City.

Unit Parts is a major supplier to the automotive aftermarket for new and remanufactured starters and alternators, offering custom branding, packaging and logistics solutions as well as complete engineering and support services. “The combination with UPC cements our number-one position in the electrical aftermarket and strengthens our financial outlook. This acquisition is a ‘Win-Win’ for Remy and UPC,” said Remy International President and CEO, Thomas J. Snyder.

As previously announced, UPC will remain headquartered in Oklahoma City and operate as a division of Remy’s Electrical Aftermarket.

Remy International, Inc., headquartered in Anderson, Indiana, is a leading manufacturer, remanufacturer and distributor of Delco Remy brand heavy duty systems and Remy brand starters and alternators, diesel engines and hybrid power technology. The company also provides a worldwide, components core-exchange service for automobiles, light trucks, medium and heavy-duty trucks and other heavy-duty, off-road and industrial applications. Remy was formed in 1994 as a partial divestiture by General Motors Corporation of the former Delco Remy Division, which traces its roots to Remy Electric, founded in 1896. More information is available at the company’s website: http://www.remyinc.com

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Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the federal securities laws. These statements relate to the Company’s future plans, objectives, expectations and intentions and may be identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “anticipate,” and similar expressions. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made in this press release to differ are discussed in the Company’s Form 10-K Annual Report for the year ended December 31, 2003 and in subsequent filings.

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